Contents


                                                              Page
  Proportionate
              Proportionate Results                            8

  Domestic Cable
              Consolidated Pro Forma
                  Domestic Cable Results                       9

  Statistics
              Pro Forma Key Operating Statistics              10-11

  Consolidated

              Consolidated Operations                          12

              Consolidated Revenues and Operating
                  Cash Flow                                    13

              Condensed Consolidated Balance Sheets            14

                                        7

MediaOne Group, Inc.
Proportionate Results Highlights (1)
(UNAUDITED)

                                         Three
                                     Months Ended          Pro
Dollars in                             March 31,           Forma(2)

millions                             1999      1998        %        %
-----------------------------------------------------------------------------
Proportionate Revenue
 MediaOne                           $   654    $  619      5.7%    11.4%
 Multimedia
  Ventures (3)                          748       742      0.8      6.7
 International                          440       318     38.4     27.2
 Corporate
  & other                                 4        16    (75.0)   (75.0)
                                    -------------------------------------
                                    $ 1,846    $1,695      8.9%    11.9%
                                    =====================================

Proportionate Operating Cash Flow(4)

 MediaOne                           $  241    $  240       0.4%    0.4%
 Multimedia
  Ventures (3)                         243       188      29.3     6.8
 International                         101        17     494.1   320.8
 Corporate
  & other                              (19)      (13)    (46.2)  (46.2)
                                    ------------------------------------
                                    $  566    $  432      31.0%   19.6%
                                    ====================================

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(1) Excludes results for the domestic wireless operations which were sold in April, 1998.
(2) Results reflect pro forma adjustments for acquisitions,
    dispositions and other asset transactions.
(3) Includes 25.51% of Time Warner Entertainment's reported results.
(4) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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                                        8